CUSTODY AGREEMENT


                  AGREEMENT dated September 15, 1986, between THE CHASE MANHATTAN BANK, N.A. ("Chase"), having its principal place of business at 1 Chase Manhattan Plaza, New York, New York  10081, and
TEMPLETON INCOME FUND (the "Fund"), an investment company
registered under the Investment Company Act of 1940 ("Act of
1940"), having its principal place of business at 700 Central
Avenue, P. O. Box 33030, St. Petersburg, Florida  33733-9926.
                  WHEREAS, the Fund wishes to appoint Chase as custodian of its securities and assets and Chase is willing to act as custodian under the terms and conditions hereinafter set forth;
                  NOW, THEREFORE, the Fund and its successors and assigns and Chase and its successors and assigns, hereby agree as follows:
                  1 APPOINTMENT AS CUSTODIAN. Chase agrees to act as custodian for the Fund, as provided herein, in connection with (a) cash ("Cash") received from time to time from, or for the account of, the Fund for credit to the Fund's deposit account or accounts administered by Chase, Chase Branches and Domestic Securities Depositories (as hereinafter defined), and/or Foreign Banks and Foreign Securities Depositories (as hereinafter defined) (the "Deposit Account"); (b) all stocks, shares, bonds, debentures, notes, mortgages, or other obligations for the payment of money and any certificates, receipts, warrants, or other instruments representing rights to receive, purchase, or subscribe for the same

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or evidencing or  representing  any other rights or interests  therein and other similar property ("Securities") from time to time received by Chase and/or any Chase Branch, Domestic Securities Depository, Foreign Bank or Foreign Securities Depository for the account of the Fund (the "Custody Account"); and (c) original margin and variation margin payments for futures contracts, collateral securing the Fund's commitments to purchase new issues of debt securities offered on a when-issued basis, borrowers' collateral securing the Fund's loans of its portfolio securities, and/or deposits for securing other obligations, deposited in one or more separate segregated accounts, (the "Segregated Accounts").
                  All cash held in the Deposit Account or in the Segregated Accounts in connection with which Chase agrees to act as custodian is hereby denominated as a special deposit which shall be held in trust for the benefit of the Fund and to which Chase, Chase Branches and Domestic Securities Depositories and/or Foreign Banks and Foreign Securities Depositories shall have no ownership rights, and Chase will so indicate on its books and records pertaining to the Deposit Account and the Segregated Account. All cash held in auxiliary accounts that may be carried for the Fund with Chase (including a Money Market Account, Redemption Account, Distribution Account and Imprest Account) is not so denominated as a special deposit and title thereto is held by Chase subject to the claims of creditors.


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                  2.AUTHORIZATION TO USE BOOK ENTRY SYSTEM,  DOMESTIC SECURITIES
DEPOSITORIES, BRANCH OFFICES, FOREIGN BANKS AND FOREIGN SECURITIES DEPOSITORIES. Chase is hereby authorized to appoint and utilize, subject to the provisions of
Section 4 hereof:
                           A. The Book  Entry  System and The  Depository  Trust
                  Company; and also such other Domestic Securities Depositories selected by Chase and as to which Chase has received a certified copy of a resolution of the Fund's Board of Trustees authorizing deposits therein;
                           B. Chase's foreign branch offices in the United Kingdom, Hong Kong, Singapore, and Tokyo, and such other foreign branch offices of Chase located in countries approved by the Board of Directors of the Fund as to which Chase shall have given prior notice to the Fund;
                           C. Foreign Banks which Chase shall have selected, which are located in countries approved by the Board of Trustees of the Fund, and as to which banks Chase shall have given prior notice to the Fund; and
                           D. Foreign Securities  Depositories which Chase shall
                  have  selected  and as to which Chase has received a certified
                  copy  of  a  resolution   of  the  Fund's  Board  of  Trustees
                  authorizing deposits therein; to hold Securities and Cash at any time owned by the Fund, it being understood that no such appointment or utilization shall in any way relieve Chase of its responsibilities as provided for in this Agreement. Foreign branch offices

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                  of Chase  appointed and utilized by Chase are herein  referred to as "Chase Branches." Unless otherwise agreed to in writing,
                  (a) each Chase Branch, each Foreign Bank and each Foreign Securities Depository shall be selected by Chase to hold only Securities as to which the principal trading market or principal location as to which such Securities are to be presented for payment is located outside the United States; and (b) Chase and each Chase Branch, Foreign Bank and Foreign Securities Depository will promptly transfer or cause to be transferred to Chase, to be held in the United States, Securities and/or Cash that are then being held outside the
                  United   States  upon  request  of  the  Fund  and/or  of  the
                  Securities and Exchange Commission. Utilization by Chase of Chase Branches, Domestic Securities Depositories, Foreign
                  Banks  and  Foreign   Securities   Depositories  shall  be  in
                  accordance with provisions as from time to time amended, of an

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                  operating  agreement to be entered into between  Chase and the
                  Fund (the "Operating Agreement").
                       III.    DEFINITIONS.  As used in this Agreement, the
                              following terms shall have the following meanings:
                           A.       "Authorized Persons of the Fund" shall mean
                                   such officers or employees of the Fund or any
                                    other person or persons as shall have been designated by a resolution of the Board of Trustees of the Fund, a certified copy of which has been filed with Chase, to act as Authorized Persons hereunder. Such persons shall continue to be Authorized Persons of the
                                    Fund, authorized to act either singly or together with one or more other of such persons as provided in such resolution, until
                                    such time as the Fund shall have filed with Chase a written notice of the Fund supplementing, amending, or revoking the authority of such persons.
                           B.       "Book-Entry system" shall mean the Federal
                                  Reserve/Treasury book-entry system for United
                                    States and federal agency securities, its successor or successors and its nominee or nominees.
                           C. "Domestic Securities Depository" shall mean The Depository Trust Company, a clearing

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                                    agency  registered  with the  Securities and
                                    Exchange   Commission,   its   successor  or
                                    successors and its nominee or nominees;  and
                                    (subject  to  the  receipt  by  Chase  of  a
                                    certified copy of a resolution of the Fund's
                                    Board  of  Trustees  specifically  approving
                                    deposits therein as provided in Section 2(a)
                                    of  this   Agreement)   any   other   person
                                    authorized to act as a depository under the Act of 1940, its successor or successors and its nominee or nominees.
                           D. "Foreign Bank" shall mean any banking institution organized under the laws of a jurisdiction other than the United States or of any state thereof.
                           E. A "Foreign Securities Depository" shall mean any system for the central handling of securities abroad where all securities of any
                                    particular class or series of any issuer
                                    deposited within the system are treated as
                                   fungible and may be transferred or pledged by
                                    bookkeeping without physical deliver of the
                                    securities by any Chase Branch or Foreign
                                    Bank.
                           F.     "Written Instructions" shall mean instructions
                                 in writing signed by Authorized Persons of the

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                                    Fund giving such  instructions,  and/or such
                                    other forms of communications as from time to time shall be agreed upon in writing between the Fund and Chase.

                  IV.      SELECTION OF COUNTRIES IN WHICH SECURITIES MAY BE
                           -------------------------------------------------
                           HELD.  Chase shall not cause Securities and Cash to
                           ----
                           be held in any country outside the United States until the Fund has directed the holding of its assets in such country. Chase represents that it has been advised by the Fund that in giving such a direction the Fund may consider, among other factors, the following:
                           A.       comparative operational efficiencies of
                                    custody;
                           B.       clearance and settlement and the costs
                                    thereof; and
                           C. political and other risks, other than those risks specifically assumed by Chase.
                  V.       RESPONSIBILITY OF CHASE TO SELECT CUSTODIANS IN
                           -----------------------------------------------
                           INDIVIDUAL FOREIGN COUNTRIES.  The responsibility
                           ----------------------------
                           for selecting the Chase Branch, Foreign Bank or Foreign Securities Depository to hold the Fund's Securities and Cash in individual countries authorized by the Fund shall be that of Chase.
                           Chase generally shall utilize Chase Branches where available. In locations where there are no Chase

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                           Branches providing  custodial  services,  Chase shall
                           select as its agent a Foreign Bank, which may be an affiliate or subsidiary of Chase. To facilitate the clearance and settlement of securities transactions, Chase represents that, subject to the approval of the
                           Fund,   it  may  deposit   Securities  in  a  Foreign
                           Securities   Depository   in   which   Chase   is   a
                           participant. In situations in which Chase is not a participant in a Foreign Securities Depository, Chase may, subject to the approval of the Fund, authorize a Foreign Bank acting as its subcustodian to deposit the Securities in a Foreign Securities Depository in
                           which   the   Foreign   Bank   is   a    participant.
                           Notwithstanding  the  foregoing,  such  selection  by
                           Chase  of  a  Foreign  Bank  or  Foreign   Securities
                           Depository shall not become effective until Chase has been advised by the Fund that a majority of its Board of Trustees: A. Has approved Chase's selection of the particular Foreign Bank or Foreign Securities Depository, as the case may be, as consistent with the best interests of the Fund and its Shareholders;
                           B. Has approved as consistent with the best interests of the Fund and its Shareholders a written contract prepared by Chase which will

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                                    govern the manner in which such Foreign Bank
                                    will maintain the Fund's assets.
                  VI. CONDITIONS ON SELECTION OF FOREIGN BANK OR FOREIGN SECURITIES DEPOSITORY. Chase shall authorize the holding of Securities and Cash by a Chase Branch, Foreign Bank or Foreign Securities Depository only:
                           A.     to the extent that the Securities and Cash are
                                    not subject to any right,  charge,  security
                                    interest, lien or claim of any kind in favor
                                    of  any  such   Foreign   Bank  or   Foreign
                                    Securities Depository, except for their safe
                                    custody or administration, and
                           B. to the extent that the beneficial ownership of Securities is freely transferable without the payment of money or value other than for safe custody or administration.
                  VII.     CHASE BRANCHES AND FOREIGN BANKS NOT AGENTS OF THE
                           --------------------------------------------------
                           FUND.  Chase Branches, Foreign Banks and Foreign
                           ----
                           Securities Depositories shall be subject to the instructions of Chase and/or the Foreign Bank, and not to those of the Fund. Chase warrants and represents that all such instructions shall afford protection to the Fund at least equal to that afforded for Securities held directly by Chase.
                           Any Chase Branch, Foreign Bank or Foreign
                           Securities Depository shall act solely as agent of

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                           Chase or of such Foreign Bank.
                  VIII. CUSTODY ACCOUNT. Securities held in the Custody Account shall be physically segregated at all times from those of any other person or persons except that (a) with respect to Securities held by Chase Branches, such Securities may be placed in an omnibus account for the customers of Chase, and Chase shall maintain separate book entry records for each such omnibus account, and such Securities shall be deemed for the purpose of this Agreement to be held by Chase in the Custody Account; (b) with respect to Securities deposited by Chase with a Foreign Bank, a Domestic Securities Depository or a Foreign Securities Depository, Chase shall identify on its
                                    books   as   belonging   to  the   Fund  the
                                    Securities  shown on Chase's  account on the
                                    books   of  the   Foreign   Bank,   Domestic
                                    Securities  Depository or Foreign Securities
                                    Depository;   and  (c)   with   respect   to
                                    Securities  deposited by a Foreign Bank with
                                    a Foreign Securities Depository, Chase shall
                                    cause the  Foreign  Bank to  identify on its
                                    books as belonging to Chase,  as agent,  the
                                    Securities   shown  on  the  Foreign  Bank's
                                    account on the books of the

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                                    Foreign    Securities    Depository.     All
                                    Securities  of the Fund  maintained by Chase
                                    pursuant to this Agreement  shall be subject
                                    only to the  instructions  of  Chase,  Chase
                                    Branches or their  agents.  Chase shall only
                                    deposit  Securities  with a Foreign  Bank in
                                    accounts  that  include  only assets held by
                                    Chase for its customers.
                  8a.      SEGREGATED ACCOUNT FOR FUTURES CONTRACTS.  With
respect to every futures contract purchased, sold or cleared for the Custody Account, Chase agrees, pursuant to Written
Instructions, to:
                           A.       deposit original margin and variation margin
                                 payments in a segregated account maintained by
                                    Chase; and
                           B.       perform all other obligations attendant to
                                    transactions or positions in such futures
                                 contracts, as such payments or performance may
                                    be required by law or the executing broker.
                  8b. SEGREGATED ACCOUNTS FOR DEPOSITS OF COLLATERAL. Chase agrees, with respect to (i) cash or high quality debt securities to secure the Fund's commitments to purchase new issues of debt obligations offered on a when-issued basis; (ii) cash, U.S. government securities, or irrevocable letters of credit of borrowers of the Fund's portfolio securities to secure the loan to them of such securities; and/or (iii) cash, securities or any other property delivered to secure any other obligations;

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(all of such items being hereinafter  referred to as "collateral"),  pursuant to written instructions, to:
                           C. deposit the collateral for each such obligation in a separate segregated account maintained by Chase and
                           D. promptly to show on Chase's records that such collateral is being held on behalf of the Fund and deliver to the Fund a written confirmation to that effect.
                  IX.      DEPOSIT ACCOUNT.  Subject to the provisions of this
                           ---------------
                           Agreement, the Fund authorizes Chase to establish and maintain in each country or other jurisdiction in which the principal trading market for any Securities is located or in which any Securities are to be presented for payment, an account or accounts, which may include nostro accounts with Chase Branches and omnibus accounts of Chase at Foreign Banks, for receipt of cash in the Deposit Account, in such currencies as directed by Written Instructions. For purposes of this Agreement, cash so held in any such account shall be evidenced by separate book entries maintained by Chase at its office in London and shall be deemed to be Cash held by Chase in the Deposit Account. Unless Chase receives Written Instructions to the contrary, cash received or credited by Chase or any other Chase

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                           Branch, Foreign Bank or Foreign Securities Depository
                           for the Deposit Account in a currency other than United States dollars shall be converted promptly into United States dollars whenever it is practicable
                           to  do  so   through   customary   banking   channels
                           (including without limitation the effecting of such conversions at Chase's preferred rates through Chase, its affiliates or Chase Branches), and shall be automatically transmitted back to Chase in the United States.
                  X.       SETTLEMENT PROCEDURES.  Settlement procedures for
                           ---------------------
                           transactions in Securities delivered to, held in, or to be delivered from the Custody Account in Chase Branches, Domestic Securities Depositories, Foreign Banks and Foreign Securities Depositories, including receipts and payments of cash held in any nostro account or omnibus account for the Deposit Account as described in Section 9, shall be carried out in accordance with the provisions of the Operating Agreement. It is understood that such settlement procedures may vary, as provided in the Operating Agreement, from securities market to securities market, to reflect particular settlement practices in such markets.
                  Chase shall make or cause the appropriate Chase Branch or Foreign Bank to move payments of Cash held in the Deposit Account

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only:
                           A. in connection with the purchase of Securities for the account of the Fund and only against the receipt of such Securities by Chase or by another appropriate Chase Branch, Domestic Securities Depository, Foreign Bank or Foreign Securities Depository, or otherwise as payment to be made at prices confirmed by Written Instructions, or
                           B. in connection with any dividend, interim dividend or other distribution declared by the
                                    Fund, or
                           C.       as directed by the Fund by Written
                                    Instructions setting forth the name and
                                    address of the person to whom the payment is to be made and the purpose for which the payment is to be made.
                  Upon the receipt by Chase of Written Instructions specifying the Securities to be so transferred or delivered, which instructions shall name the person or persons to whom transfers or deliveries of such Securities shall be made and shall indicate the time(s) for such transfers or deliveries, Securities held in the Custody Account shall be transferred, exchanged, or delivered by Chase, any Chase Branch, Domestic Securities Depository, Foreign Bank, or Foreign Securities Depository, as the case may be, against

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payment in Cash or Securities, or otherwise as provided in the
Operating Agreement, only:
                           D. upon sale of such Securities for the account of the Fund and receipt of such payment in the amount shown in a broker's confirmation of sale of the Securities or other proper authorization received by Chase before such payment is made, as confirmed by Written Instructions;
                           E. in exchange for or upon conversion into other Securities alone or other Securities and Cash pursuant to any plan of merger, consolidation, reorganization, recapitalization, readjustment, or tender offer;
                           F. upon exercise of conversion, subscription, purchase, or other similar rights represented by such Securities, or
                           G.   otherwise as directed by the Fund by Written
                                 Instructions which shall set forth the amount and purpose of such transfer or delivery.
                  Until Chase receives Written Instructions to the contrary, Chase shall and shall cause each Chase Branch, Domestic Securities Depository, Foreign Bank and Foreign Securities Depository holding Securities or Cash to take the following actions in accordance with procedures established in the Operating
Agreement:

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                           H.    collect and timely deposit in the Deposit
                                 Account all income due or payable with respect to any Securities and take any action which may be necessary and proper in connection with the collection and receipt of such income;
                           I. present timely for payment all Securities in the Custody Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation and to receive and credit to the Deposit Account Cash so paid for the account of the Fund except that, if such Securities are convertible, such Securities shall not be presented for payment until two business days preceding the date on which such conversion rights would expire unless Chase previously shall have received Written Instructions with respect thereto;
                           J. present for exchange all Securities in the Custody Account converted pursuant to their terms into other Securities;
                           K. in respect of securities in the Custody Account, execute in the name of the Fund such ownership and other certificates as may be required to obtain payments in respect thereto, provided that Chase shall have

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                                 requested and the Fund shall have furnished to
                                 Chase any information necessary in connection with such certificates;
                           L.    exchange interim receipts or temporary
                                 Securities in the Custody Account for
                           definitive Securities; and
                 M. receive and hold in the Custody Account all
                                    Securities  received  as a  distribution  on
                                    Securities  held in the Custody Account as a
                                    result of a stock  dividend,  share split-up
                                    or     reorganization,     recapitalization,
                                    readjustment  or  other   rearrangement   or
                                    distribution of rights or similar Securities
                                    issued with respect to any  Securities  held
                                    in the Custody Account.
                  XI.      RECORDS.  Chase hereby agrees that Chase and any
                           -------
                           Chase Branch or Foreign Bank shall create, maintain, and retain all records relating to their activities and obligations as custodian for the Fund under this Agreement in such manner as will meet the obligations of the Fund under the Act of 1940, particularly Section 31 thereof and Rules
                           31a-1 and 31a-2 thereunder, and Federal, state and foreign tax laws and other legal or administrative rules or procedures, in each case as currently in effect and applicable to the Fund. All records so

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                           maintained in connection  with the performance of its
                           duties under this Agreement shall remain the property of the Fund and, in the event of termination of this Agreement, shall be delivered in accordance with the provisions of Section 19.
                  Chase hereby agrees, subject to restrictions under applicable laws, that the books and records of Chase and any Chase Branch pertaining to their actions under this Agreement shall be open to the physical, on-premises inspection and audit at reasonable times by the independent accountants ("Accountants") employed by, or other representatives of, the Fund. Chase hereby agrees that, subject to restrictions under applicable laws, access shall be afforded to the Accountants to such of the books and records of any Foreign Bank, Domestic Securities Depository or Foreign Securities Depository with respect to Securities and Cash as shall be required by the Accountants in connection with their examination of the books and records pertaining to the affairs of the Fund. Chase also agrees that as the Fund may reasonably request from time to time, Chase shall provide the Accountants with information with respect to Chase's and Chase Branches' systems of internal accounting controls as they relate to the services provided under this Agreement, and Chase shall use its best efforts to obtain and furnish similar information with respect to each Domestic Securities Depository, Foreign Bank and Foreign Securities Depository holding Securities and Cash.
                  XII.     REPORTS.  Chase shall supply periodically, upon the

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                           reasonable  request  of the  Fund,  such  statements,
                           reports, and advices with respect to Cash in the Deposit Account and the Securities in the Custody Account and transactions in Securities from time to time received and/or delivered for or from the Custody Account, as the case may be, as the Fund shall require. Such statements, reports and advices shall include an identification of the Chase Branch, Domestic Securities Depository, Foreign Bank and Foreign Securities Depository having custody of the Securities and Cash, and descriptions thereof.
                  XIII.          REGISTRATION OF SECURITIES.  Securities in the
                                    --------------------------
                                    Custody Account which are issued or issuable
                                 only in bearer form (except such securities as
                                    are held in the Book-Entry System) shall be held by Chase, Chase Branches, Domestic Securities Depositories, Foreign Banks or Foreign Securities Depositories in that form.
                                    All other Securities in the Custody Account shall be held in registered form in the name of Chase, or any Chase Branch, the Book-Entry
                                    System, Domestic Securities Depository,
                                  Foreign Bank or Foreign Securities Depository
                                    and their nominees, as custodian or nominee.
                  XIV.     STANDARD OF CARE.

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                           A.     GENERAL.  Effective June 1, 1987, Chase shall
                                    -------
                                    assume entire responsibility for all
                                    Securities held in the Custody Account, Cash held in the Deposit Account, Cash or
                                 Securities held in the Segregated Accounts and
                                    any of the Securities and Cash while in the possession of Chase or any Chase Branch, Domestic Securities Depository, Foreign Bank
                                    or Foreign Securities Depository, or in the
                                  possession or control of any employees, agents
                                    or other personnel of Chase or any Chase
                                    Branch, Domestic Securities Depository,
                                  Foreign Bank or Foreign Securities Depository;
                                    and shall be liable to the Fund for any loss to the Fund occasioned by any destruction of the Securities or Cash so held or while in such possession, by any robbery, burglary, larceny, theft or embezzlement by any employees, agents or personnel of Chase or any Chase Branch, Domestic Securities Depository, Foreign Bank or Foreign Securities Depository, and/or by virtue of the disappearance of any of the Securities or Cash so held or while in such possession, with or without any fault
                                  attributable to Chase ("fault attributable to
                                    Chase" for the purposes of this Agreement

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                                    being  deemed to mean any  negligent  act or
                                    omission,  robbery, burglary, larceny, theft
                                    or  embezzlement  by any employees or agents
                                    of  Chase  or  any  Chase  Branch,  Domestic
                                    Securities   Depository,   Foreign  Bank  or
                                    Foreign Securities Depository). In the event
                                    of Chase's  discovery or notification of any
                                    such loss of Securities or Cash, Chase shall
                                    promptly notify the Fund and shall reimburse
                                    the Fund to the extent of the  market  value
                                    of the missing  Securities or Cash as at the
                                    date of the discovery of such loss. The Fund
                                    shall  not be  obligated  to  establish  any
                                    negligence,  misfeasance  or  malfeasance on
                                    Chase's part from which such loss  resulted,
                                    but Chase shall be  obligated  hereunder  to
                                    make such  reimbursement  to the Fund  after
                                    the   discovery  or  notice  of  such  loss,
                                    destruction  or theft of such  Securities or
                                    Cash.  Chase may at its option insure itself
                                    against  loss  from any  cause  but shall be
                                    under  no   obligation  to  insure  for  the
                                    benefit of the Fund.
                           B.       COLLECTIONS.  All collections of funds or
                                   other property paid or distributed in respect
                                    of Securities held in the Custody Account
                                    shall be made at the risk of the Fund. Chase
                                    shall  have  no   liability   for  any  loss
                                    occasioned by delay in the actual receipt of
                                    notice by Chase  (or by any Chase  Branch or
                                    Foreign  Bank in the case of  Securities  or
                                    Cash held  outside of the United  States) of
                                    any payment, redemption or other transaction
                                    regarding  Securities  held  in the  Custody
                                    Account or Cash held in the Deposit  Account
                                    in respect of which Chase has agreed to take
                                    action   in   the    absence    of   Written
                                    Instructions  to the contrary as provided in
                                    Section 10 of this Agreement, which does not
                                    appear in any of the  publications  referred
                                    to in Section 16 of this Agreement.
                           C.       EXCLUSIONS.  Notwithstanding any other
                                    ----------
                                    provision in this Agreement to the contrary,
                                   Chase shall not be responsible for (i) losses
                                    resulting from war or from the imposition of
                                    exchange control restrictions, confiscation, expropriation, or nationalization of any securities or assets of the issuer of such
                                   securities, or (ii) losses resulting from any
                                    negligent act or omission of the Fund or any
                                    of its affiliates, or any robbery, theft,
                                  embezzlement or fraudulent act by any employee
                                or agent of the Fund or any of its affiliates.

                                    Chase  shall  not be liable  for any  action
                                    taken   in   good   faith    upon    Written
                                    Instructions  of  Authorized  Persons of the
                                    Fund  or  upon  any  certified  copy  of any
                                    resolution  of the Board of  Trustees of the
                                    Fund, and may rely on the genuineness of any
                                    such  documents  which it may in good  faith
                                    believe to be validly executed.
                           D.       LIMITATION ON LIABILITY UNDER SECTION 14(A).
                                    -------------------------------------------
                                    Notwithstanding any other provision in this Agreement to the contrary, it is agreed that the extent of Chase's liability to the Fund under Section 14(a) shall not exceed the amount of the limitation provided for in
                                  Section 14(e), it being understood and agreed that the amount of such limitation applies on an aggregated basis to all losses under
                                    Section 14(a) incurred by the Fund and is subject to annual adjustment as set forth in
                                    Section 14(e).  The Fund agrees that Chase's
                                    sole responsibility with respect to losses under Section 14(a) shall be to pay the Fund the amount of any such loss as provided in
                                    Section 14(a) subject to the limitation
                                    provided in Section 14(e).  This limitation
                                 does not apply to any liability of Chase under
                                    Section 14(f) of this Agreement.

                           E.     ANNUAL ADJUSTMENT OF LIMITATION OF LIABILITY.
                                  --------------------------------------------
                                    As soon as practicable after June 1 of every
                                    year (or such other date in any particular
                                  year agreed to by all of the Templeton Funds),
                                    the Fund shall provide Chase with the amount
                                    of its total net assets as of the close of
                                    business on such date (or if the New York
                                 Stock Exchange is closed on such date, then in
                                  that event as of the close of business on the
                                  next day on which the New York Stock Exchange
                                    is open for business).
                           It is  understood  by the  parties to this  Agreement
                  that Chase has entered into substantially similar custody agreements as follows: agreements with Templeton Funds, Inc. on behalf of Templeton World Fund and on behalf of Templeton Foreign Fund; agreements with Templeton Global Funds, Inc. on behalf of Templeton Global I and on behalf of Templeton Global II; an agreement with Templeton Growth Fund, Ltd., all of which Funds have as their investment advisers companies which are the same as, or affiliated with, the Investment Manager of the Fund; and that Chase may enter into any substantially similar custody agreements with additional mutual funds under Templeton management which may hereafter be organized. Each of such custody agreements with each of such other Templeton Funds contains (or will contain) a "Standard of Care" section similar to this Section 14, except that the limit of Chase's liability is in varying amounts for each Fund, with the aggregate limits of liability in all of such agreements, including this Agreement, amounting to $150,000,000.
                           On  each  June 1 (or  other  date  agreed  on for any
                  particular year), Chase will total the net assets reported by each one of the Templeton Funds, and will calculate the percentage of the aggregate net assets of all the Templeton Funds that is represented by the net asset value of this Fund. Thereupon Chase shall allocate to this Agreement with this Fund that proportion of its total of $150,000,000 responsibility undertaking which is substantially equal to the proportion which this Fund's net assets bears to the total net assets of all such Templeton Funds, subject to adjustments for claims paid as follows: all claims previously paid to this Fund shall first be deducted from its proportionate allocable share of the $150,000,000 Chase responsibility, and if the claims paid to this Fund amount to more than its allocable share of the Chase responsibility, then the excess of such claims paid to this Fund shall diminish the balance of the $150,000,000 Chase responsibility available for the proportionate shares of all of the other Templeton Funds having similar custody agreements with Chase. Based on such calculation, and on such adjustment for claims paid, if any, Chase thereupon shall notify the Fund of such limit of liability under Section 14(a) which will be available to the Fund with respect to (1) losses in excess of payment allocations or previous years and (2) losses discovered during the next year this Agreement remains in effect and until a new determination of such limit of responsibility is made on the next succeeding June 1 (or other agreed date).
                           F.       OTHER LIABILITY.  Independently of Chase's
                                    ---------------
                                    liability to the Fund as provided in Section
                                    14(a) above (it being understood that the
                                 limitations in Sections 14(d) and 14(e) do not
                                    apply to the provisions of this Section
                                    14(f)), Chase shall be responsible for the
                                    performance of only such duties as are set
                                    forth in this Agreement or contained in
                                  express instructions given to Chase which are
                                    not contrary to the provisions of this
                                    Agreement.  Chase will use and require the
                                    same care with respect to the safekeeping of
                                    all Securities held in the Custody Account,
                                    Cash held in the Deposit Account, and
                                    Securities or Cash held in the Segregated
                                    Accounts as it uses in respect of its own
                                 similar property, but it need not maintain any
                                    insurance for the benefit of the Fund.  With
                                    respect to Securities  and Cash held outside
                                    of the United  States,  Chase will be liable
                                    to  the  Fund  for  any  loss  to  the  Fund
                                    resulting   from   any    disappearance   or
                                    destruction of such Securities or Cash while
                                    in the  possession  of  Chase  or any  Chase
                                    Branch,  Foreign Bank or Foreign  Securities
                                    Depository,  to the same  extent it would be
                                    liable  to the  Fund if Chase  had  retained
                                    physical  possession of such  Securities and
                                    Cash in New York. It is specifically  agreed
                                    that  Chase's  liability  under this Section
                                    14(f) is  entirely  independent  of  Chase's
                                    liability      under     Section      14(a).
                                    Notwithstanding  any other provision in this
                                    Agreement to the  contrary,  in the event of
                                    any loss giving rise to liability under this
                                    Section  14(f)  that would also give rise to
                                    liability under Section 14(a), the amount of
                                    such liability  shall not be charged against
                                    the amount of the  limitation  on  liability
                                    provided in Sections 14(d) and 14(e).
                           G.       COUNSEL; LEGAL EXPENSES.  Chase shall be
                                   entitled to the advice of counsel (who may be
                                    counsel for the Fund) at the expense of the
                                    Fund in connection with carrying out Chase's
                                    duties hereunder and in no event shall Chase
                                    be liable for any action taken or omitted to
                                    be taken  by it in good  faith  pursuant  to
                                    advice of such  counsel.  If, in the absence
                                    of fault  attributable  to Chase  and in the
                                    course of or in connection with carrying out
                                    its duties and  obligations  hereunder,  any
                                    claims or legal  proceedings  are instituted
                                    against  Chase or any Chase  Branch by third
                                    parties,  the Fund will hold Chase  harmless
                                    against  any  claims,  liabilities,   costs,
                                    damages or expenses  incurred in  connection
                                    therewith  and,  if the Fund so elects,  the
                                    Fund may assume  the  defense  thereof  with
                                    counsel    satisfactory   to   Chase,    and
                                    thereafter  shall not be responsible for any
                                    further  legal fees that may be  incurred by
                                    Chase,  provided,  however,  that all of the
                                    foregoing  is  conditioned  upon the  Fund's
                                    receipt  from Chase of prompt and due notice
                                    of any such claim or proceeding.
                  XV. EXPROPRIATION INSURANCE. Chase represents that it does not intend to obtain any insurance for the benefit of the Fund which protects against the imposition of exchange control restrictions on the transfer from any foreign jurisdiction of the proceeds of sale of any Securities or against confiscation, expropriation or nationalization of any securities or the assets of the issuer of such securities by a government of any foreign country in which the issuer of such securities is organized or in which securities are held for safekeeping either by Chase, or any Chase Branch, Foreign Bank or Foreign Securities Depository in such country. Chase has discussed the availability of expropriation insurance with the Fund, and has advised the Fund as to its understanding of the position of the staff of the Securities and Exchange Commission that any investment company investing in securities of foreign issuers has the responsibility for reviewing the possibility of the imposition of exchange control restrictions which would affect the liquidity of such investment company's assets and the possibility of exposure to political risk, including the appropriateness of insuring against such risk. The Fund has acknowledged that it has the responsibility to review the possibility of such risks and what, if any, action should be taken.
                  XVI.     PROXY, NOTICES, REPORTS, ETC.  Chase shall watch
                           for the dates of expiration of (a) all purchase or sale rights (including warrants, puts, calls and the like) attached to or inherent in any of the Securities held in the Custody Account and (b) conversion rights and conversion price changes for each convertible Security held in the Custody Account as published in Telstat Services, Inc., Standard & Poor's Financial Inc. and/or any other publications listed in the Operating Agreement (it being understood that Chase may give notice to the Fund as provided in Section 21 as to any change, addition and/or omission in the publications watched by Chase for these purposes). If Chase or any Chase Branch, Foreign Bank or Foreign Securities Depository shall receive any proxies, notices, reports, or other communications relative to any of the Securities held in the Custody Account, Chase shall, on its behalf or on behalf of a Chase Branch, Foreign Bank or Foreign Securities Depository, promptly transmit in writing any such communication to the Fund. In addition, Chase shall notify the Fund by person-to-person collect telephone concerning any such notices relating to any matters specified in the first sentence of this Section 16.
                  As specifically requested by the Fund, Chase shall execute or deliver or shall cause the nominee in whose name Securities are registered to execute and deliver to such person as may be designated by the Fund proxies, consents, authorizations and any other instruments whereby the authority of the Fund as owner of any Securities in the Custody Account registered in the name of Chase or such nominee, as the case may be, may be exercised. Chase shall vote Securities in accordance with Written Instructions timely received by Chase, or such other person or persons as designated in or pursuant to the Operating Agreement.
                  Chase and any Chase Branch shall have no liability for any loss or liability occasioned by delay in the actual receipt by them or any Foreign Bank or Foreign Securities Depository of notice of any payment or redemption which does not appear in any of the publications referred to in the first sentence of this Section 16.
                  XVII.          COMPENSATION.  The Fund agrees to pay to Chase
                                    ------------
                                    from time to time such compensation for its
                                   services pursuant to this Agreement as may be
                                    mutually agreed upon in writing from time to
                                    time and Chase's out-of-pocket or incidental
                                    expenses, as from time to time shall be
                                    mutually agreed upon by Chase and the Fund.
                                   The Fund shall have no responsibility for the
                                    payment of services provided by any Domestic
                                    Securities Depository, Chase Branch, Foreign
                                    Bank or Foreign Securities Depository, such
                                    fees being paid directly by Chase.  In the
                                    event of any advance of Cash for any purpose
                                    made by Chase pursuant to any Written
                                 Instruction, or in the event that Chase or any
                                    nominee of Chase shall incur or be assessed
                                    any taxes in connection with the performance
                                    of this Agreement,  the Fund shall indemnify
                                    and reimburse  Chase  therefor,  except such
                                    assessment  of  taxes  as  results  from the
                                    negligence,  fraud, or willful misconduct of
                                    Chase, any Domestic  Securities  Depository,
                                    Chase   Branch,   Foreign  Bank  or  Foreign
                                    Securities  Depository,  or as constitutes a
                                    tax on income, gross receipts or the like of
                                    any one or more of them.  Chase shall have a
                                    lien on  Securities  in the Custody  Account
                                    and on Cash in the  Deposit  Account for any
                                    amount  owing  to  Chase  from  time to time
                                    under this  Agreement upon due notice to the
                                    Fund.
                  XVIII.          AGREEMENT SUBJECT TO APPROVAL OF THE FUND.  It
                                    is understood that this Agreement and any
                                 amendments shall be subject to the approval of
                                    the Fund.
                  XIX.     TERM.  This Agreement shall remain in effect until
                           ----
                           June 1, 1987 and shall thereafter remain in effect until terminated by either party upon 60 days' written notice to the other, sent by registered mail. Notwithstanding the preceding sentence, however, if at any time after the execution of this Agreement Chase shall provide written notice to the Fund, by registered mail, of the amount needed to meet a substantial increase in the cost of maintaining its present type and level of bonding and insurance coverage in connection with Chase's undertakings in Section 14(a), (d) and (e) of this
                           Agreement, said Section 14(a), (d) and (e) of this Agreement shall cease to apply 60 days after the providing of such notice by Chase, unless prior to the expiration of such 60 days the Fund agrees in writing to assume the amount needed for such purpose. Chase, upon the date this Agreement terminates pursuant to notice which has been given in a timely fashion, shall, and/or shall cause each Domestic Securities Depository, Chase Branch, Foreign Bank and Foreign Securities Depository to deliver the Securities in the Custody Account, to pay the Cash in the Deposit Account, and to deliver and pay Securities and Cash in the Segregated Accounts to the Fund, unless Chase has received from the Fund 60 days prior to the date on which this Agreement is to be terminated Written Instructions specifying the name(s) of the person(s) to whom the Securities in the Custody Account shall be delivered, the Cash in the Deposit Account shall be paid, and Securities and Cash in the Segregated Accounts shall be delivered and paid. Concurrently with the delivery of such

                           Securities, Chase shall deliver to the Fund, or such other person as the Fund shall instruct, the records referred to in Section 11 which are in the possession or control of Chase, any Chase Branch, or any Domestic Securities Depository, or any Foreign Bank or Foreign Securities Depository, or in the event that Chase is unable to obtain such records in their original form Chase shall deliver true copies of such records.
                  XX.      AUTHORIZATION OF CHASE TO EXECUTE NECESSARY
                           -------------------------------------------
                           DOCUMENTS.  In connection with the performance of
                           ---------
                           its duties hereunder, the Fund hereby authorizes and directs Chase and each Chase Branch acting on behalf of Chase, and Chase hereby agrees, to execute and deliver in the name of the Fund, or cause such other Chase Branch to execute and deliver in the name of the Fund, such certificates, instruments, and other documents as shall be reasonably necessary in connection with such performance, provided that the Fund shall have furnished to Chase any information necessary in connection therewith.
                  XXI. NOTICES. Any notice or other communication authorized or required by this Agreement to be given to the parties shall be sufficiently given (except to the extent otherwise specifically provided) if addressed and mailed postage prepaid or delivered to it at its office at the address set forth below:

If to the Fund, then to:                  Templeton Income Fund
                                          700 Central Avenue,
                                          P.O. Box 33030
                                          St. Petersburg, Florida  33733-9926
                                          Attention:  John Wm. Galbraith,
                                                       Treasurer

If to Chase, then to:                   The Chase Manhattan Bank, N.A.
                                        1211 Avenue of the Americas, 33rd Floor
                                        New York, New York  10036
                                        Attention:  David M. Mann, V.P.

or such other person or such other address as any party shall have furnished to the other party in writing.
                  XXII.             NON-ASSIGNABILITY OF AGREEMENT.  This
                                    ------------------------------
                                    Agreement shall not be assignable by either
                                    party hereto; provided, however, that any
                                    corporation into which the Fund or Chase, as
                                 the case may be, may be merged or converted or
                                    with which it may be consolidated, or any
                                 corporation succeeding to all or substantially
                                    all of the trust business of Chase, shall
                                    succeed to the respective rights and shall
                                 assume the respective duties of the Fund or of
                                    Chase, as the case may be, hereunder.
                  XXIII.            GOVERNING LAW.  This Agreement shall be
                                  governed by the laws of the State of New York.

                  XXIV. NO PERSONAL LIABILITY. It is understood and expressly stipulated that neither the holders of Shares of the Fund nor any Trustee, officer, agent or employee of the Fund shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Fund only shall be liable.

                                            THE CHASE MANHATTAN BANK, N.A.


                                             By:/s/CATHERRINE A. LEE
                                                 Vice President

                                            TEMPLETON INCOME FUND


                                             By:/s/ THOMAS L. HANSBERGER
                                                    Thomas L. Hansberger
                                                    President